UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 4, 2025, Soluna Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed to issue and sell to the investors in a registered direct offering: (i) 5,929,944 shares (the “Shares”) of the Company’s common stock, par value $0.001 per shares (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 12,149,200 shares of Common Stock, and (ii) Series C Warrants (the “Series C Warrants”) to purchase up to 18,079,144 shares of Common Stock (the “Offering”). The purchase price for each share of Common Stock and accompanying Series C Warrant sold in the Offering was $1.77.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of the Shares and securities convertible or exercisable into shares of Common Stock for a period of 90 days following the closing of the Offering, subject to certain exceptions. The Company has also agreed to certain restrictions on engaging in a “variable rate transaction” (as defined in the Purchase Agreement) for a period of six months following the closing of the Offering, subject to an exception.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-286638), previously filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2025 and declared effective by the SEC on April 29, 2025, the related base prospectus dated April 29, 2025 and the prospectus supplement to be filed with the SEC (the “Prospectus Supplement”).

H.C. Wainwright & Co., LLC (the “Placement Agent” or “Wainwright”) is acting as placement agent in connection with the Offering.

The Company expects to receive gross proceeds of approximately $32 million from the Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the proceeds of the Offering for working capital, project-level equity, and general corporate purposes.

The Offering is expected to close on or about December 5, 2025, subject to satisfaction of customary closing conditions.

Pre-funded Warrants

The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share of Common Stock. The Pre-funded Warrants are exercisable in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or, at the option of each holder, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-funded Warrants.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Series C Warrants

The Series C Warrants will have an exercise price of $1.65 per share of Common Stock. The Series C Warrants will be immediately exercisable and will expire on the five-year anniversary of the date of issuance. The Series C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the resale or other disposition of the shares of Common Stock underlying the Series C Warrants under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Series C Warrants, then the Series C Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Series C Warrant.

A holder of Series C Warrants will not have the right to exercise any portion of its Series C Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance of the Series C Warrants, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Placement Agent Compensation

Pursuant to the engagement letter, dated April 29, 2025, and further amended on September 22, 2025, by and between the Company and the Placement Agent, the Company has agreed to pay the Placement Agent (i) a cash placement fee equal to 7.0% of the aggregate gross proceeds of the Offering. The Company also agreed to issue to the Placement Agent, or its respective designees, placement agent warrants (“Placement Agent Warrants”) to purchase up to 903,957 shares of Common Stock (which equals 5.0% of the number of shares of Common Stock and Pre-funded Warrants being offered in the Offering) with an exercise price per share of $2.2125. The Placement Agent Warrants will expire on the five-year anniversary of the commencement of sales of the Offering.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, the Pre-funded Warrants, the Series C Warrants and the Placement Agent Warrants are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the forms of Purchase Agreement, Pre-funded Warrant, Series C Warrant and Placement Agent Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference in their entirety.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy the conditions to the closing of the Offering on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, its Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, and the Prospectus Supplement. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

The opinion of Brownstein Hyatt Farber Schreck, LLP regarding the validity of the Shares, and the shares of Common Stock issuable upon exercise of the Series C Warrants and the Pre-Funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein as Exhibit 5.1.

The opinion of Lowenstein Sandler LLP regarding the validity of the Series C Warrants and the Pre-Funded Warrants is filed as Exhibit 5.2 to this Current Report on Form 8-K and is incorporated by reference herein as Exhibit 5.2.

Item 8.01	Other Events.

Press Release

On December 5, 2025, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ATM Agreement

On December 4, 2025, the Company suspended the use of its prospectus supplement and related prospectus filed with the SEC and dated September 23, 2025 relating to the At the Market Offering Agreement, dated April 29, 2025, or the Sales Agreement, by and between the Company and the Placement Agent. The Company will not make any sales of Common Stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the SEC. Other than the termination of the prospectus supplement and prospectus relating to the Sales Agreement, the Sales Agreement remains in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Series C Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.2	Opinion of Lowenstein Sandler LLP

10.1	Form of Securities Purchase Agreement, dated December 4, 2025, by and among the Company and the purchasers party thereto

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)

23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.2)

99.1	Press Release, dated December 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: December 5, 2025	By:	/s/ David C. Michaels
David C. Michaels
Chief Financial Officer
(principal financial officer)